EXHIBIT 99.1

Houston Wire & Cable Company Reports Results for the Second Quarter of 2009

HOUSTON, Aug. 10, 2009 (GLOBE NEWSWIRE) -- Houston Wire & Cable Company (Nasdaq:HWCC) (the "Company") announced results for the second quarter of 2009.

Selected highlights are:

 * Fully diluted earnings per share (EPS) were $0.10
 * Debt was reduced by 23.1% in the quarter and 65.6 % on a TTM basis
 * Operating cash flow was $6.8 million, a record for the second quarter and $15.6 million for the year-to-date period
 * The Company approved a quarterly dividend of $0.085 per share

Sales in the second quarter of 2009 were $61.9 million, down 6.0% from the first quarter of 2009 and down 36.5% when compared to the second quarter of 2008. The key drivers behind this sales decline were reduced product demand and reduced copper prices, which fell by more than 40% from the average price in the second quarter of 2008. Management estimates that the decrease in copper prices accounted for approximately one-half of the sales decline. Sales in both the Repair and Replacement sector also referred to as Maintenance Repair and Operations ("MRO") and within our five growth initiatives, Emission Controls, Engineering & Construction, Industrials, LifeGuard(tm) and Utility Power Generation decreased from the prior year period. After adjusting for copper deflation, our MRO business declined by double digits while sales from our growth initiatives increased in the range of 5-10%. Business from the larger capital projects appeared to hold firm in the quarter, while smaller project business declined. Furthermore, the Company did not experience its normal seasonal demand increase during the second quarter.

As expected, gross margin was below historical trends as continued weak industrial demand pressured pricing. In addition, the Company continued to sell certain high copper content inventory at market prices which blended gross margins below historical norms. However, gross margins remained consistent with the first quarter of 2009 at 21%.

The Company's focus on expense reduction and productivity improvements resulted in a 12.2% reduction in operating expenses in the second quarter of 2009, compared to the second quarter of 2008. Furthermore, expenses for the second quarter were 4.3% lower, than the first quarter of 2009. Operating income and net income for the second quarter of 2009 were both down approximately 76% from the second quarter of 2008, primarily as a result of the reduction in gross profit dollars from decreased sales and gross margin.

Chuck Sorrentino, President & CEO commented, "We are in the most severe economic downturn that the Company has ever experienced and market conditions continued to weaken during the second quarter, as evidenced by the lack of a seasonal increase. Despite these significantly poor business conditions, Houston Wire & Cable remained profitable. I am pleased that we were once again able to lower operating expenses, reduce our working capital investment, generate record operating cash flow for the quarter of $6.8 million and reduce our debt, by $5.2 million since March 2009, for a total debt reduction since the high point at June 2008, of $33.1 million or 65.6%. We have continued to gain market share as we added approximately 60 new customers in the second quarter of 2009, in spite of the difficult business conditions.

"The outlook for the balance of the year remains uncertain. While new large capital project commitments in the second quarter were even higher than that achieved in the first quarter of 2009, there appears to be less current activity with smaller, less capital intensive projects.

"We continue to improve our balance sheet, reduce our debt and take all steps necessary to improve the efficiency of our business model. We expect to further strengthen our financial position as we plan to renew our credit facility within the next several weeks. As a reminder, because of the broad based economic downturn and the lack of clarity on our top line, we will not issue guidance for the balance of 2009.

"A special thanks to Houston Wire & Cable team members, our directors and advisors for their continued support and contribution for a solid start to the year, despite the depressed market conditions."

Conference Call

The Company will host a conference call to discuss second quarter results on Monday, August 10, 2009 at 10:00 am CT. Hosting the call will be Charles Sorrentino, President and Chief Executive Officer, and Nicol Graham, Vice President and Chief Financial Officer.

A live audio web cast of the call will be available on the Investor Relations section of the Company's website, www.houwire.com. A replay of this webcast will be available until September 7, 2009. Approximately one hour after the completion of the live call, a telephone replay will be available until August 17, 2009.

 Replay Dial In:         888.203.1112
 International Replay:   719.457.0820
 Confirmation Code:      4438855

About the Company

With more than 30 years experience in the electrical industry, Houston Wire & Cable Company is one of the largest distributors of specialty wire and cable and related services in the U.S. electrical distribution market. Headquartered in Houston, Texas, HWCC has sales and distribution facilities in Atlanta, Baton Rouge, Charlotte, Chicago, Denver, Houston, Los Angeles, Philadelphia, San Francisco, Seattle and Tampa.

Standard stock items available for immediate delivery include continuous and interlocked armor, instrumentation, medium voltage, high temperature, portable cord, power cables and private branded products, including LifeGuard(tm), a low-smoke, zero-halogen cable. HWCC's comprehensive value-added services include same-day shipping, knowledgeable sales staff, inventory management programs, just-in-time delivery, logistics support, customized internet-based ordering capabilities and 24/7/365 service.

The Houston Wire & Cable Company logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=2807

Forward-Looking Statements

This release contains comments concerning management's view of the Company's future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain and projections about future events may and often do vary materially from actual results.

Risk factors that may cause actual results to differ materially from statements made in this press release can be found in the MD&A Section of the Company's Annual Report on Form 10-K for the period ended December 31, 2008, filed with the SEC on March 16, 2009. This document and other SEC filings are available under the Investor Relations section of the company's website at www.houwire.com.

Any forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to publicly update such statements.

                     HOUSTON WIRE & CABLE COMPANY
                      Consolidated Balance Sheets
                   (In thousands, except share data)

                                          June 30,         December 31,
                                           2009                2008
                                       ------------        -----------
                                        (unaudited)
 Assets
 Current assets:
   Accounts receivable, net            $     40,497        $    50,798
   Inventories, net                          72,316             73,459
   Deferred income taxes                      1,475              1,384
   Prepaid expenses                           1,078                829
   Income taxes receivable                       90                 --
                                       ------------        -----------
 Total current assets                       115,456            126,470
                                       ------------        -----------

 Property and equipment, net                  3,176              3,274
 Goodwill                                     2,996              2,996
 Deferred income taxes                        2,196              1,926
 Other assets                                    78                 87
                                       ------------        -----------
 Total assets                          $    123,902        $   134,753
                                       ============        ===========

 Liabilities and stockholders'
  equity
 Current liabilities:
   Book overdraft                      $      2,030        $     4,933
   Trade accounts payable                    14,253             10,091
   Accrued and other current
    liabilities                              11,610             11,682
   Income taxes payable                          --              1,644
   Short term obligations                    17,343                 --
                                       ------------        -----------
 Total current liabilities                   45,236             28,350
                                       ------------        -----------

 Long term obligations                           --             29,808

 Stockholders' equity:
   Preferred stock,  $0.001
    par value;  5,000,000
    shares  authorized,
    none issued and outstanding                  --                 --
   Common stock,  $0.001 par
    value;  100,000,000 shares
    authorized;
   20,988,952 shares issued:
    17,649,737 and 17,642,552
    outstanding at June 30,
    2009 and December 31, 2008,
    respectively                                 21                 21
   Additional paid-in-capital                56,946             55,901
   Retained earnings                         76,449             75,540
   Treasury stock                           (54,750)           (54,867)
                                       ------------        -----------
 Total stockholders' equity                  78,666             76,595
                                       ------------        -----------
 Total liabilities and
  stockholders' equity                 $    123,902        $   134,753
                                       ============        ===========

                     HOUSTON WIRE & CABLE COMPANY
                  Consolidated Statements of Income
                             (Unaudited)
           (In thousands, except share and per share data)

                        ----------------------  ----------------------
                          Three Months Ended       Six Months Ended
                               June 30,                June 30,
                        ----------------------  ----------------------
                           2009        2008        2009        2008
                        ----------  ----------  ----------  ----------

 Sales                  $   61,882  $   97,384  $  127,714  $  186,825
 Cost of sales              48,910      73,153     100,929     139,927
                        ----------  ----------  ----------  ----------
 Gross profit               12,972      24,231      26,785      46,898

 Operating expenses:
   Salaries and
    commissions              5,201       6,095      10,739      12,171
   Other operating
    expenses                 4,512       5,001       9,132       9,985
   Depreciation and
    amortization               141         129         283         256
                        ----------  ----------  ----------  ----------
 Total operating
  expenses                   9,854      11,225      20,154      22,412
                        ----------  ----------  ----------  ----------
 Operating income            3,118      13,006       6,631      24,486
 Interest expense              108         450         263         991
                        ----------  ----------  ----------  ----------
 Income before income
  taxes                      3,010      12,556       6,368      23,495
 Income taxes                1,165       4,811       2,459       9,013
                        ----------  ----------  ----------  ----------
 Net income             $    1,845  $    7,745  $    3,909  $   14,482
                        ==========  ==========  ==========  ==========

 Earnings per share:
   Basic                $     0.10  $     0.44  $     0.22  $     0.81
                        ==========  ==========  ==========  ==========
   Diluted              $     0.10  $     0.44  $     0.22  $     0.81
                        ==========  ==========  ==========  ==========
 Weighted average
  common shares
  outstanding:
   Basic                17,647,982  17,760,989  17,645,433  17,921,399
                        ==========  ==========  ==========  ==========
   Diluted              17,663,522  17,798,403  17,656,445  17,959,842
                        ==========  ==========  ==========  ==========

 Dividends declared
  per share             $    0.085  $    0.085  $     0.17  $     0.17
                        ==========  ==========  ==========  ==========

                     HOUSTON WIRE & CABLE COMPANY
                Consolidated Statements of Cash Flows
                             (Unaudited)
                            (In thousands)

                                                   Six Months Ended
                                                        June 30,
                                                 ---------------------
                                                   2009        2008
                                                 ---------   ---------
 Operating activities
 Net income                                      $   3,909   $  14,482
 Adjustments to reconcile net income to net
  cash provided by operating activities:
   Depreciation and amortization                       283         256
   Amortization of capitalized loan costs               40          40
   Amortization of unearned stock compensation       1,194       1,058
   Provision for doubtful accounts                      --          14
   Provision for returns and allowances                (45)         27
   Provision for inventory obsolescence                238          (6)
   Deferred income taxes                              (415)       (363)
   Changes in operating assets and liabilities:
     Accounts receivable                            10,346      (5,029)
     Inventories                                       905      (2,940)
     Prepaid expenses                                 (249)       (377)
     Other assets                                      (31)        (53)
     Book overdraft                                 (2,903)     (3,854)
     Trade accounts payable                          4,162       3,328
     Accrued and other current liabilities             (72)     (6,817)
     Income taxes payable/receivable                (1,734)      2,209
                                                 ---------   ---------
 Net cash provided by operating activities          15,628       1,975
 Investing activities
   Expenditures for property and equipment            (186)       (211)
                                                 ---------   ---------
 Net cash used in investing activities                (186)       (211)
 Financing activities
   Borrowings on revolver                          130,433     192,696
   Payments on revolver                           (142,898)   (176,797)
   Proceeds from exercise of stock options              18          54
   Excess tax benefit for stock options                  5         255
   Payment of dividends                             (3,000)     (3,040)
   Purchase of treasury stock                           --     (13,789)
                                                 ---------   ---------
 Net cash used in financing activities             (15,442)       (621)
                                                 ---------   ---------
 Net change in cash                                     --       1,143
 Cash at beginning of period                            --          --
                                                 ---------   ---------
 Cash at end of period                           $      --   $   1,143
                                                 =========   =========

CONTACT:  Houston Wire & Cable Company
          Hope M. Novosad, Manager, Investor Relations
          713.609.2110
          Fax: 713.609.2168
          hnovosad@houwire.com